EXHIBIT 13.A

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Petaquilla Minerals Ltd. (the “Company”) on amended Form 20-F for the 13 months ended May 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard Fifer, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all materials respects, the financial condition and results of operations of the Company.

/s/ Richard Fifer
Richard Fifer
(principal executive officer)

Dated:  November 25, 2008

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.